Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$82,991,140
Realized Gain (Loss) on Swap Contracts	12,504,471
Unrealized Gain (Loss) on Market Value of Commodity Futures	(59,415,050)
Unrealized gain (loss) on Fair Value of Swap Contracts	(5,771,533)
Dividend Income	2,150,002
Interest Income	1,416,290
ETF Transaction Fees	32,000
Total Income (Loss)	$33,907,320

Expenses
General Partner Management Fees	$401,067
Professional Fees	187,628
Brokerage Commissions	136,805
Directors' Fees and insurance	34,376
License fees	13,369
Total Expenses	$773,245
Net Income (Loss)	$33,134,075

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/25	$1,088,223,487
Additions (11,300,000 Shares)	907,424,164
Withdrawals (11,400,000 Shares)	(920,226,239)
Net Income (Loss)	33,134,075

Net Asset Value End of Month	$1,108,555,487
Net Asset Value Per Share (14,323,603 Shares)	$77.39

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596